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                             SPECIAL BONUS AGREEMENT

                  THIS SPECIAL BONUS AGREEMENT (the "Agreement") is made as of the 1st day of June, 2002, by and between KIRKLAND'S, INC., a Tennessee corporation, (the "Company"), and ROBERT ALDERSON ("Executive").

                  WHEREAS, in recognition of extraordinary efforts by Executive on behalf of the Company and as an inducement to the continuation of those efforts, the Company wishes to provide for the payment of certain special bonuses to Executive subject to the terms of this Agreement.

                  NOW THEREFORE, in consideration of this premise and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

SECTION 1.        Special Bonuses.

         1.1. Generally. In addition to the rights, payments and benefits that Executive will have under the Employment Agreement between him and the Company dated on the same date as this Agreement, Executive will be eligible to receive the Special Bonuses described in this Section 1.1, which are in addition to and not in lieu of the payment due to Executive pursuant to Section 1.4 hereof.

                  (a) If a Transaction occurs between the date hereof and April 15, 2003 and the Executive remains continuously employed by the Company through the date of that Transaction, Executive will be entitled to a payment equal to $149,500 times a fraction, the numerator of which will be the number of days between April 15, 2002 and the date of the Transaction, and the denominator of which will be 365. Thereafter, no further Special Bonuses will be paid.

                  (b) If no Transaction occurs between the date hereof and April 15, 2003, Executive will be entitled to the payment of $149,500 if he remains continuously employed by the Company through April 15, 2003.

                  (c) If no Transaction occurs between the date hereof and April 15, 2003, but a Transaction occurs between April 15, 2003 and June 12, 2003 and Executive remains continuously employed by the Company through the date of that Transaction, Executive will be entitled to a payment equal to $24,000 times a fraction, the numerator of which will be the number of days between April 15, 2003 and the date of the Transaction, and the denominator of which will be 58. Thereafter, no further Special Bonuses will be paid.

                  (d) If the provisions of Section 1.1(b) hereof apply, and no Transaction occurs between April 15, 2003 and June 12, 2003, Executive will be entitled to the payment of $24,000 if he remains continuously employed by the Company through June 12, 2003. Thereafter, no Special Bonuses will be paid.

Amounts payable under this Section 1.1 will be paid within two (2) business days following the date or Transaction triggering the right to such payment.

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         1.2.     Termination for Cause. If Executive's employment is terminated by the Company for Cause, he will not be entitled to any Special Bonus payment for which the applicable payment date has not by then occurred and he will have no further rights under this Agreement.

         1.3. Other Terminations. If Executive's employment with the Company terminates for any reason other than for Cause, the payments described in
Section 1.1 will be made in the amounts and at the times therein specified, as though he had remained employed by the Company. In the event of Executive's death, amounts payable under this Section will be paid to Executive's estate.

         1.4. Amounts Payable Under 1996 Agreement. As soon as allowable under the Debt Obligations, Executive will be entitled to a payment from the Company equal to the amount accrued but unpaid under Sections 2(b) and 10 of the 1996 Agreement as of the date immediately prior to the date hereof. This payment will be in lieu of, and not in addition to, any further payment under Sections 2(b) or 10 of the 1996 Agreement, which agreement is terminated and superseded as of the date hereof.

SECTION 2. Subordination. The obligations of the Company set forth in this Agreement are intended to be and are subordinated in all respects to the Debt Obligations. If any payment hereunder is deferred by reason of this Section 2, such payment will be made to the Executive as soon as allowable under the terms of the Debt Obligations and the payment shall be increased by nine percent (9%) per annum, compounded semi-annually from the date originally due until the date paid.

SECTION 3. Definitions. For purposes of this Agreement, capitalized terms have the meanings defined in this section, unless the context clearly requires otherwise.

         3.1. "1996 Agreement" means the Employment Agreement between Executive and the Company dated June 12, 1996, as amended.

         3.2. "Cause" means the occurrence of any of the following material violations, as determined in good faith by the Board: (a) Executive's failure, refusal or inability (other than due to mental or physical disability) to perform, in any material respect, his duties to the Company, which failure continues for more than fifteen (15) days after written notice thereof from the Company, (b) alcohol abuse or use of controlled drugs (other than in accordance with a physician's prescription), (c) illegal conduct or gross misconduct of Executive which is materially and demonstrably injurious to the Company, its affiliates or subsidiaries including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his employment, (d) conviction of a misdemeanor involving moral turpitude or a felony, or (v) the entry of a plea of guilty or nolo contendere to a misdemeanor involving moral turpitude or a felony. For purposes of this Agreement, any resignation by Executive in anticipation of a termination by the Company for Cause will be deemed to be a termination for Cause.

         3.3. "Debt Obligations" means the "Mezzanine Debt," as that term is defined in the Recapitalization Agreement, and any debt financing senior in priority to the Mezzanine Debt and secured by a first priority perfected security interest in substantially all of the Company's assets.


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         3.4.     "Recap Agreement" means the Recapitalization Agreement among
Kirkland Holdings L.L.C., Kirkland's, Inc., certain companies affiliated with Kirkland's, Inc., Carl Kirkland, Robert Kirkland, Bruce Moore, and Robert Alderson dated April 26, 1996, as amended.

         3.5. "Special Bonuses" means the bonuses described in Section 1.1 of this Agreement.

         3.6. "Transaction" means the occurrence of a "Change in Control," "Qualified Public Offering," "Sale," or "Refinancing," as those terms are defined in the Recap Agreement.

SECTION 4. Miscellaneous.

         4.1. Withholding. All payments under this Agreement will be subject to withholding for applicable income, social security and other taxes and charges which are required by law to be withheld by the Company.

         4.2. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the Company and Executive and their respective successors, executors, administrators, heirs and (in the case of the Company) permitted assigns. The Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise. Executive may not make any assignment of this Agreement or any interest herein.

         4.3. Entire Agreement; Amendments. Except as otherwise provided herein, this Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating subject matter hereof (including the 1996 Agreement, as provided for in Section 1.4 thereof). This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

         4.4. Governing Law. This Agreement will be governed by, and enforced in accordance with, the laws of the State of Tennessee, without regard to the application of the principles of conflicts of laws.

         4.5. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and will not affect its interpretation.

         4.6. Counterparts and Facsimiles. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         [This space left blank intentionally; signature page follows.]


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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Executive has executed this Agreement, on June 1, 2002, effective as of the date first above written.


                                      KIRKLAND'S, INC.


                                      By:    /s/ Carl Kirkland
                                             -------------------------------
                                             Carl Kirkland

                                      Title: Chairman


                                      EXECUTIVE


                                     /s/ Robert Alderson
                                      --------------------------------------
                                      Robert Alderson


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